Exhibit 99.1

For Immediate Release

Worthington Industries Announces Sale of Decatur Facility to Nucor
Provides Quarterly Earnings Estimate

COLUMBUS, Ohio, May 27, 2004 – Worthington Industries, Inc. (NYSE: WOR) today announced an agreement to sell its Decatur, Alabama, cold rolling assets to Nucor Corporation (NYSE: NUE) for $82 million cash. Worthington will retain net working capital, estimated to be $37 million at the time of closing. After the sale, Worthington will remain in a portion of its current facility and will continue to serve its customers requiring steel processing services in Worthington’s core business of slitting and cutting-to-length. Both companies will work closely to provide a seamless transition for all of Worthington’s current customers requiring an uninterrupted supply chain. Closing of the transaction is expected to occur within the next 60 days, after receiving the necessary approvals from government agencies.

“We are excited about the repositioning of our efforts to serve the growing southeastern market,” said John McConnell, Chairman and CEO of Worthington Industries. “We will now be able to focus on our core value-added processing strengths supported by a strong supply relationship with Nucor, one of our country’s strongest steel producers.

“We have made significant changes in Worthington’s businesses over the last several years – divesting non-core assets or those that were not delivering appropriate returns on capital, like Decatur; consolidating facilities; and reinvesting in higher growth businesses such as Dietrich and, more recently, Unimast in our Metal Framing segment. As the economy and our volumes have improved, these actions have enhanced our current financial performance and provide a base for growth in the future,” concluded McConnell.

The Decatur assets to be sold include the land and buildings, the four stand tandem cold mill, the temper mill, the pickle line and the annealing furnaces. The purchase does not include the hot roll and cold roll slitting and cut-to-length assets or the net working capital. Worthington will continue to operate those processing assets at the current site, under a long term building lease from Nucor.

As a result of the sale agreement, Worthington will take an estimated $73 million pre-tax charge during its fourth quarter ending May 31, 2004, primarily for the impairment of assets at the Decatur facility. All but an estimated $5 million of the pre-tax charge is non-cash. The after-tax impact of this charge is expected to be approximately $46 million or $0.52 per diluted share.

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Worthington Industries
May 27, 2004
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Quarterly Forecast

Operating results will be very strong for the fourth quarter. All three of Worthington’s business segments as well as its unconsolidated joint ventures have experienced normal seasonal strength which, when combined with improving economic and industry trends, has led to significantly increased volumes and pricing. The company’s results will be affected by other one time items including favorable settlements with the Enron bankruptcy estate (approximately $4 million or $0.03 per share) and of certain tax audits (approximately $6 million or $0.07 per share), offset by an impairment of certain assets related to the European operations of Pressure Cylinders (approximately $2 million or $0.02 per share). Collectively, these three items will have a net positive impact on earnings per share of approximately $0.08. Together with the $0.52 charge for Decatur, the net negative effect of all one-time items is expected to be approximately $0.44 per diluted share. After recognizing these items, the company expects earnings to be between $0.31 and $0.36 per diluted share for the fourth quarter ending May 31, 2004.

Decatur Background

Construction of the Decatur, Alabama, steel processing facility was announced in November 1996 and began in 1997. It was built next door to the Trico mini-mill, now Nucor-Decatur, with a cold mill capacity of approximately 1 million annual tons. Operations began in 1998.

The facility currently processes approximately 500,000 tons annually of hot rolled steel into cold rolled wide sheet at its cold mill and performs more traditional steel processing services such as slitting, cutting-to-length and pickling. Annual net sales are expected to be $220 million in fiscal 2004 compared to $210 million in fiscal 2003.

Since its 1998 opening, the Decatur facility has struggled with an inconsistent supply source, increased competition, challenging economic conditions and severe compression in the commodity price spreads between hot rolled sheet steel (its raw material) and cold rolled sheet steel (its product).

As a result of these challenges, Decatur has not been profitable on a fully allocated operating income basis nor has it earned its cost of capital.

Conference Call

Worthington will review this transaction and its fourth quarter and year end results at its regularly scheduled quarterly conference call on Wednesday, June 23, 2004, at 1:30 p.m. Eastern Daylight Time. Details on the conference call can be found on the company’s web site at www.WorthingtonIndustries.com.

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Worthington Industries
May 27, 2004
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Corporate Profile

Worthington Industries is a leading diversified metal processing company with annual sales of more than $2 billion. The Columbus, Ohio, based company is North America’s premier value-added steel processor and a leader in manufactured metal products such as automotive past model service stampings, pressure cylinders, metal framing, metal ceiling grid systems and laser welded blanks. Worthington employs more than 8,000 people and operates 61 facilities in 10 countries.

Founded in 1955, the company operates under a long-standing corporate philosophy rooted in the golden rule, with earning money for its shareholders as the first corporate goal. This philosophy, an unwavering commitment to the customer, and one of the strongest employee/employer partnerships in American industry serve as the company’s foundation.

Safe Harbor Statement

The company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements by the company relating to future, estimated or expected earnings, charges, working capital, sales, operating results, earnings per share or the earnings impact of certain matters; pricing trends for raw materials and finished goods; projected timing, results, costs, charges and expenditures related to asset transfers, facility transfers, shutdowns and consolidations; new products and markets; and other non-historical matters constitute “forward looking statements” within the meaning of the Act. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation: the timing, closing and changes to the terms of the expected sale of certain assets of the Decatur, Alabama facility; product demand and pricing, changes in product mix and market acceptance of products; fluctuations in pricing, quality or availability of raw materials (particularly steel), supplies, utilities and other items required by our operations; effects of facility closures and the consolidation of operations; our ability to realize price increases, cost savings and operational efficiencies on a timely basis; our ability to integrate newly acquired businesses with current businesses; capacity levels and efficiencies within our facilities and within the industry as a whole; financial difficulties of customers, suppliers, joint venture partners and others with whom we do business; the effect of national, regional and worldwide economic conditions generally and within our major product markets, including a prolonged or substantial economic downturn; the effect of adverse weather on facility and shipping operations; changes in customer spending patterns and supplier choices and risks associated with doing business internationally, including economic, political and social instability and foreign currency exposure; acts of war and terrorist activities; the ability to improve processes and business practices to keep pace with the economic, competitive and technological environment; deviation of actual results from estimates and/or assumptions used by the company in the application of its significant accounting policies; level of imports and import prices in the company’s markets; the impact of governmental regulations, both in the United States and abroad; and other risks described from time to time in our filings with the United States Securities and Exchange Commission.

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